                                                                    EXHIBIT 25.2

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
              OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                      _________________________________

                     THE FIRST NATIONAL BANK OF CHICAGO
             (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                        36-0899825
                                                      (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS           60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS   60670-0286
           ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
          (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                     ___________________________________

                             CAPITOL BANCORP LTD.
             (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

MICHIGAN                                              38-2761672
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)


200 WASHINGTON SQUARE NORTH, 4TH FLOOR
LANSING, MICHIGAN                                     48933
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


                               DEBT SECURITIES
                       (TITLE OF INDENTURE SECURITIES)

ITEM 1.          GENERAL INFORMATION.  FURNISH THE FOLLOWING
                 INFORMATION AS TO THE TRUSTEE:

                 (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                 SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of Currency, Washington, D.C.,
                 Federal Deposit Insurance Corporation,
                 Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                 (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                 CORPORATE TRUST POWERS.

                 The trustee is authorized to exercise corporate trust powers.

ITEM 2.          AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                 IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                 SUCH AFFILIATION.

                 No such affiliation exists with the trustee.


ITEM 16.         LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
                 PART OF THIS STATEMENT OF ELIGIBILITY.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.  A copy of the existing by-laws of the trustee.*

                 5.  Not Applicable.

                 6.  The consent of the trustee required by
                     Section 321(b) of the Act.

                 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                 8.  Not Applicable.

                 9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 25th day of November, 1997.


                     THE FIRST NATIONAL BANK OF CHICAGO,
                     TRUSTEE

                     By  /s/ John R. Prendiville
                         John R. Prendiville
                         Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                    THE CONSENT OF THE TRUSTEE REQUIRED BY
                          SECTION 321(b) OF THE ACT



                                                               November 25, 1997


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of an indenture between Capitol Bancorp Ltd. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                               Very truly yours,

                               THE FIRST NATIONAL BANK OF CHICAGO

                               By       /s/ John R. Prendiville
                                        John R. Prendiville
                                        Vice President

                                   EXHIBIT 7

Legal Title of Bank:              The First National Bank of Chicago     Call Date: 06/30/97  ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Ste 0303                                        Page RC-1
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                                    C400
                                                                         DOLLAR AMOUNTS IN                          ----
                                                                            THOUSANDS                 RCFD      BIL MIL THOU
                                                                         -----------------            ----      ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)..............                            0081        4,415,563    1.a.
    b. Interest-bearing balances(2).......................................                            0071        7.049,275    1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)..........                            1754                0    2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D).......                            1773        4,455,173    2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                            1350        4,604,233    3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C).................................................................   RCFD 2122  24,185,099                             4.a.
    b. LESS: Allowance for loan and lease losses..........................   RCFD 3123     423,419                             4.b.
    c. LESS: Allocated transfer risk reserve..............................   RCFD 3128           0                             4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)...............................                            2125       23,761,680    4.d.
5.  Trading assets (from Schedule RD-D)...................................                            3545        6.930.216    5.
6.  Premises and fixed assets (including capitalized leases)..............                            2145          705,704    6.
7.  Other real estate owned (from Schedule RC-M)..........................                            2150            7,960    7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)........................................                            2130           64,504    8.
9.  Customers' liability to this bank on acceptances outstanding..........                            2155          562,251    9.
10. Intangible assets (from Schedule RC-M)...........................                                 2143          283,716   10.
11. Other assets (from Schedule RC-F)................................                                 2160        1,997,778   11.
12. Total assets (sum of items 1 through 11).........................                                 2170       54,837,423   12.

__________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:              The First National Bank of Chicago       Call Date:  06/30/97 ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Ste 0303                                       Page RC-2
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:             0/3/6/1/8 .


SCHEDULE RC-CONTINUED

                                                                           DOLLAR AMOUNTS IN
                                                                               Thousands                     BIL MIL THOU
                                                                           -----------------                 ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)..............................                              RCON 2200        21,852,164    13.a
       (1) Noninterest-bearing(1)...............................         RCON 6631  9,474,510                                13.a.1
       (2) Interest-bearing.....................................         RCON 6636 12,377,654                                13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II).......................                              RCFN 2200        13,756,280    13.b.
       (1) Noninterest bearing..................................         RCFN 6631    330,030                                13.b.1
       (2) Interest-bearing.....................................         RCFN 6636 13,426,250                                13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                            RCFD 2800         3.827,159    14
15. a. Demand notes issued to the U.S. Treasury                                               RCON 2840            40,307    15.a
    b. Trading Liabilities(from Schedule RC-D)........................................        RCFD 3548         4,985,577    15.b
16. Other borrowed money:
    a. With original maturity of one year or less.....................................        RCFD 2332         2,337,018    16.a
    b. With original  maturity of than one year through three years                                A547           265,393    16.b
 .   c.  With a remaining maturity of more than three years ...........................             A548           322,175    16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding.....                              RCFD 2920           562,251    18
19. Subordinated notes and debentures (2)..............                                       RCFD 3200         1,700,000    19
20. Other liabilities (from Schedule RC-G)......................                              RCFD 2930           929,875    20
21. Total liabilities (sum of items 13 through 20)..............                              RCFD 2948        50,618,199    21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...............                              RCFD 3838                 0    23
24. Common stock................................................                              RCFD 3230           200,858    24
25. Surplus (exclude all surplus related to preferred stock)....                              RCFD 3839         2,948,616    25
26. a. Undivided profits and capital reserves...................                              RCFD 3632         1,059,214    26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities..............................................                              RCFD 8434            12,788    26.b.
27. Cumulative foreign currency translation adjustments.........                              RCFD 3284            (2,252)   27
28. Total equity capital (sum of items 23 through 27)                                         RCFD 3210         4,219,224    28
29. Total liabilities and equity capital (sum of items 21 and 28)...................          RCFD 3300        54,837,423    29

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for the bank by independent external

                                                                                                      Number
auditors as of any date during 1996 .............................................RCFD 6724..........  / N/A /

1 = Independent audit of the bank conducted in accordance               4.= Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified               external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank           authority)
2 = Independent audit of the bank's parent holding company              5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing                auditors
    standards by a certified public accounting firm which               6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company                    external auditors
    (but not on the bank separately)                                    7 = Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                    8 = No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

___________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.